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                                                                   EXHIBIT 10.14


                        GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT ("Guaranty"), dated as of December 30, 1996, is made by Chadmoore Wireless Group, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Guarantor"), in favor of Motorola, Inc., a corporation organized and existing under the laws of the State of Delaware ("Motorola").

                                  WITNESSETH:

       WHEREAS, Guarantor is the parent corporation of Chadmoore
Communications, Inc., a corporation organized and existing under the laws of Nevada (the "Borrower");

       WHEREAS, Guarantor and Borrower have entered into a Master Purchase Agreement dated October 29, 1996 (the "Purchase Agreement") with Motorola pursuant to which Borrower and Guarantor have agreed to purchase analog Special Mobilized Radio infrastructure equipment and related services (the "Equipment");

       WHEREAS, Motorola has agreed to provide a credit facility to Borrower pursuant to a Financing and Security Agreement dated as of October 29, 1996 (the "Financing Agreement") to finance a portion of the cost of the Equipment, and in connection therewith, Borrower has executed or will execute in favor of Motorola a Promissory Note (the "Promissory Note") in an aggregate principal amount of U.S.$5,000,000.00 plus accrued interest representing Borrower's obligations under the Financing Agreement;

       WHEREAS, Guarantor will receive and use a portion of the Equipment purchased under the Purchase Agreement and financed by Borrower under the Financing Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Financing Agreement; and

       WHEREAS, Motorola's willingness to provide the financing contemplated pursuant to said Financing Agreement is conditioned upon, and subject to, Guarantor providing its guaranty of Borrower's obligations thereunder and further subject to Guarantor pledging its right, title and interest in the Equipment to secure such Guaranty;

       NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce Motorola to enter into the Financing Agreement and to advance funds thereunder, the Guarantor does hereby covenant and agree as follows:


1.     GENERAL PROVISIONS

1.1 Unconditional Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment of all obligations of Borrower under the Promissory Note and the Financing Agreement, without deduction for any claim of setoff or counterclaim (any such claim to be made in a separate proceeding), including the entire outstanding principal balance of said Promissory Note together with accrued interest, late charges and any other charges, cost and expenses provided for thereunder. Any such payment shall be free from all




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taxes, charges, fees, costs, expenses or duties (other than taxes based solely on Motorola's income or profits) imposed by any governmental authority and in such cases, Guarantor shall bear all of such taxes, duties or charges.

1.2 Obligations Absolute. Guarantor's obligations hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including but not limited to, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of any of the following: (a) the invalidity or unenforceability of the Promissory Note; (b) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the sum evidenced by the Promissory Note or any part thereof or any agreement relating thereto at any time; (c) any failure or omission to enforce any right, power or remedy with respect to the Promissory Note or any part thereof; (d) any waiver of any right, power or remedy or of any default with respect to the Promissory Note or any part thereof or any other agreement relating thereto; or (e) any compromise, settlement, waiver or other modification, or any release or surrender not knowingly given by Motorola, with or without consideration, of the Promissory Note, any guarantees with respect to the Promissory Note or any part thereof or any other obligation of any person or entity with respect to the Promissory Note or any part thereof.

1.3 Guaranty of Payment. As long as said Promissory Note is outstanding, Guarantor agrees that this Guaranty shall be an absolute, present, continuing, unlimited, unconditional and irrevocable guaranty of payment (and not of collection). Suit may be brought and maintained against the Guarantor by Motorola to enforce any liability, obligation or duty guaranteed hereunder without joinder of any other person or entity. The liability of Guarantor shall not be deemed to be waived, released, discharged, impaired or affected by: any foreclosures, indulgence, or variation of terms of the Promissory Note whether or not it might vary the risk of guaranty under this Guaranty, including, without limitation, any alteration, amendment, acceleration, extension, modification, waiver or change concerning the amount of time or manner of payment or performance of any of the obligations; any discharge or release of any of the obligations securing the payment or performance thereof, whether or not in accordance with the respective provisions thereof, or any bankruptcy, insolvency, reorganization, liquidation or similar proceeding concerning Guarantor; the addition or omission or delay in the enforcement of any right or remedy with respect to any of the obligations or with respect to this Guaranty; or the receipt, exchange, surrender or acquiescence in, any default with respect to any of the obligations.


2.     DEFINITIONS

2.1 Defined Terms. Capitalized terms used throughout this Guaranty (including the attachments and exhibits, which are a part of this Guaranty) shall have the following meanings.

Affiliate - of the Guarantor means any Person controlling, controlled by, or under common control with, the Guarantor. For purposes of this definition and the definition of "Subsidiary," a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or to cause the direction of, the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.





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Business Day - A day other than a Saturday, a Sunday or other day on which commercial banks in Illinois are authorized or required by law to close.

Capitalized Leases - Any lease the obligation for rentals with respect to which is required to be capitalized on the consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

Cash Flow - The sum of Operating Cash Flow plus Cash From Other Sources.

Cash From Other Sources - For any quarterly fiscal period means the sum of (i) cash, (ii) equity contributions received in such quarterly fiscal period, (iii) Subordinated Debt incurred during such quarterly fiscal period, plus (iv) proceeds received during such quarterly fiscal period from the sale of assets.

CCT - Chadmoore Communications of Tennessee, Inc., a Tennessee corporation and a wholly-owned subsidiary of Borrower.

Closing Date - December 30, 1996 or such later date as the parties mutually agree.

Code - The Internal Revenue Code of 1986, as amended from time to time.

Collateral - Has the meaning set forth in Section 6.1.

Commonly Controlled Entity - An entity, whether or not incorporated, which is under common control of a corporation by any of its shareholders within the meaning of Section 414(b) or (c) of the Code.

Consolidated Tangible Net Worth - Shareholders' equity of the Guarantor and its Subsidiaries determined in accordance with GAAP (with Licenses valued at all times at the respective October 1, 1996 values shown on the books of the Guarantor, which values are reflected in Exhibit A to this Guaranty), plus the principal amount of Subordinated Debt of the Guarantor and/or its Subsidiaries, if any, less the value of warrants, if any, issued by the Guarantor or its Subsidiaries, less all intangible assets of the Guarantor and its Subsidiaries, other than the Licenses.

Contingent Obligation - Any obligation of any Person guaranteeing or otherwise becoming responsible for, in any manner whatsoever, whether directly or indirectly, any indebtedness, lease, dividend or other obligation of any other Person, whether or not contingent; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Notwithstanding the foregoing, no Contingent Obligation of Guarantor or any Subsidiary shall be included in any calculations for purposes of this Guaranty to the extent that the primary obligation so guaranteed is so included in such calculation as Debt or Indebtedness.

Debt - At a particular time, the principal amount of all outstanding Indebtedness required by GAAP to be reflected on the consolidated balance sheet of the Guarantor and its Subsidiaries plus all rentals or other payments payable by the Guarantor or any Subsidiary under all non-cancellable leases during the quarterly fiscal period for which Debt is being determined.





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Debt Service - For any quarterly fiscal period, the sum of (i) principal repayments of Debt by the Guarantor on all Indebtedness due during such quarterly fiscal period, and (ii) interest expense due during such quarterly fiscal period.

Default - Has the meaning assigned in the Financing Agreement.

Equipment - Has the meaning set forth in the Recitals of this Guaranty.

ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time.

Event of Default - Has the meaning assigned in the Financing Agreement.

FCC - The Federal Communications Commission.

Financings - Each drawdown under the Financing Agreement, as evidenced by the Promissory Note, constitutes a "Financing" and all such drawdowns collectively are referred to as "Financings".

Fiscal Year - The fiscal year of the Guarantor adopted by the Board of Directors of Guarantor.

GAAP - Generally accepted accounting principles in effect in the United States of America from time to time.

Governmental Authority - Any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Indebtedness - At a particular time, a Person's (i) indebtedness for borrowed money or for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (ii) obligations under leases which have been or should be recorded, in accordance with GAAP, as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations such Person assures a creditor against loss and (iii) obligations to a Plan. Notwithstanding the foregoing, no guaranty by Guarantor or any Subsidiary of shall be included in any calculations for purposes of this Guaranty to the extent that the primary obligation so guaranteed is so included in such calculation as Debt or Indebtedness.

Lien - Any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), security interest, preferential payment arrangement or other security agreement or arrangement (including, without limitation, any conditional sale or other title retention agreement, any financing lease having the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code (other than protective filings in connection with any true lease) or comparable law of any jurisdiction).

Minimum Annualized Revenue - For any quarterly fiscal period means the total revenue of Guarantor and its Subsidiaries for such quarterly fiscal period determined in accordance with GAAP multiplied by four (4).





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Operating Cash Flow - The sum of Guarantor's and its Subsidiaries' (i) earnings after interest and taxes, (ii) interest expense on all Indebtedness and Capitalized Leases, and (iii) depreciation, amortization and other non-cash items.

PBGC - The Pension Benefit Guaranty Guarantor established pursuant to subtitle A of Title IV of ERISA.

Person - An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity, including Commonly Controlled Entities, of whatever nature.

Plan - Any pension or profit sharing plan which is covered by Title IV of ERISA and with respect to which Guarantor or a Commonly Controlled Entity is an "Employer" as defined in Section 3(5) of ERISA.

PUC - A public utility commission.

Purchase Agreement - Has the meaning set forth in the Recitals of this Guaranty.

Reportable Event - Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

Requirement of Law - As to any Person, the articles of incorporation, By-Laws or other organizational or governing documents of such Person, and any law, or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

Responsible Officer - An officer of any corporation, or the chairman of the partners' committee or the general manager of any partnership, or any other individual who is duly authorized by the Person represented to perform the duties required by this Guaranty.

Subordinated Debt - Debt incurred by Guarantor to any Person which is subordinate and junior, both in priority and in right of payment, to all obligations owing by Guarantor to Motorola hereunder.

Subsidiary - As to any Person, a corporation of which more than 50% of the outstanding capital stock having full voting power is at the time directly or indirectly owned or controlled by such Person.

Uniform Commercial Code or UCC - The Uniform Commercial Code as adopted by the various states relevant hereto.

2.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Guaranty, the same shall be done in accordance with GAAP, to the extent applicable.





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2.3    Directly or Indirectly.  Where any provision in this Guaranty refers to action to be taken by any Person , or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

3.     REPRESENTATIONS

       In order to induce Motorola to enter into the Financing Agreement, Guarantor hereby represents and warrants to Motorola as follows:

3.1 Financial Statements. Guarantor has furnished to Motorola its Business Plan containing its projected consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows of the Guarantor and its Subsidiaries, which projections give effect to the incurrence of the Financings under the Financing Agreement. Except for this Guaranty and the Guaranty and Security Agreement entered into by CCT in favor of Motorola, Neither the Guarantor nor CCT will have any material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which are not reflected in the foregoing statements or on Exhibit B attached hereto and hereby made a part hereof.

3.2 Corporate Status. Guarantor (a) is a corporation validly existing and in good standing under the laws of its state of incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates, and to conduct the business in which it is currently engaged and in which it proposes to engage, (c) is in compliance with the Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse affect on the business, operations, assets (taken in the aggregate) or financial condition of Guarantor, and could not materially adversely affect its ability to perform its obligations under or in connection with this Guaranty or the Purchase Agreement (collectively, the "Guarantor Agreements"), and (d) has or will have qualified to do business in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to comply therewith could not, in the aggregate, have a material adverse affect on the business, operations, assets (taken in the aggregate) or financial condition of Guarantor.

3.3 Power and Authority. Guarantor has the power, authority and legal right to make, deliver and perform the Guarantor Agreements, and to authorize the execution, delivery and performance of the Guarantor Agreements. No consent or authorization or filing with, or other act by or with respect to any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of the Guarantor Agreements. Each of such Guarantor Agreements has been duly executed and delivered on behalf of Guarantor and each such agreement constitutes (or when executed, delivered and if necessary, filed or recorded, will constitute), a legal, valid and binding obligation of Guarantor which obligation shall be enforceable against Guarantor in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

3.4 No Violations. The execution, delivery and performance of the Guarantor Agreements will not violate any Requirement of Law or any contractual obligation of Guarantor.





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3.5    No Pending Actions.  Except as disclosed on Exhibit C-1, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending against Guarantor or, to its knowledge, against any of the properties or revenues of Guarantor (a) with respect to the Guarantor Agreements or any of the transactions contemplated thereby, or (b) which, if adversely determined, would have a material adverse effect on the business, operations, assets (taken in the aggregate) or financial condition of Guarantor.

3.6 No Defaults. Guarantor is not in default under or with respect to any contractual obligation which could be materially adverse to the business, operations, assets (taken in the aggregate) or financial condition of Guarantor, or which could materially and adversely affect the ability of Guarantor to perform its obligations under the Guarantor Agreements. No Default or Event of Default has occurred and is continuing.

3.7 Ability to Perform. No contractual obligation of Guarantor and no Requirement of Law at present materially adversely affects, or, insofar as Guarantor can reasonably foresee, may so affect the ability of Guarantor to perform its obligations under any of the Guarantor Agreements.

3.8 No Extending of Credit. Neither Guarantor nor any of its Affiliates is engaged, and none will engage, principally or as one of its important activities, in the business of extending credit.

3.9 Patents, Trademarks, etc. Guarantor owns or has the right to use all of the patents, trademarks, permits, service marks, trade names, copyrights, licenses and franchises or rights (collectively "patents") necessary for the conduct of its business as presently contemplated, without any known conflict with the rights of others, other than such patents which, taken in the aggregate, could not materially and adversely affect (i) the business, operations, assets (taken as a whole) or financial condition of Guarantor or
(ii) the ability of Guarantor to perform its obligations under the Guarantor Agreements.

3.10 Information, Reports, etc. All information, reports and other papers and data with respect to Guarantor furnished to Motorola by Guarantor are or will be, at the time the same are so furnished, complete and correct in all material respects; and all projections concerning Guarantor's business furnished by Guarantor, as supplemented, will be prepared and presented in good faith by Guarantor and have a reasonable basis. Except as disclosed in Exhibit C-2, no fact is known to Guarantor which materially and adversely affects, or in the future is likely (so far as Guarantor can reasonably foresee) to materially and adversely affect, the business, operations, assets (taken as a whole) or financial condition of Guarantor which has not been set forth in the financial statements incorporated as part of the Business Plan or in such information, reports, papers and data or otherwise disclosed in writing to Motorola prior to the Closing Date.

3.11 Security Document. The provisions of this Guaranty are effective to create in favor of Motorola a legal, valid and enforceable security interest in all right, title and interest of Guarantor in the Collateral specified in
Section 6 hereof; and when financing statements have been filed in the proper offices in the jurisdictions listed in Exhibit D hereto, except for any further filing or taking of possession which may be required under Section 9-306 of the UCC in order to perfect a security interest in proceeds of the Collateral and any taking of possession which may be required under the UCC in order to perfect a security interest in instruments, this Guaranty shall constitute a fully perfected first Lien on, and security interest in, all right,





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title and interest of Guarantor in such of the Collateral described herein with respect to which a security interest may be perfected by a filing under Article 9 of the Uniform Commercial Code.

3.12 Transactions with Affiliates. No officer, director or shareholder of Guarantor or any individual related by blood, marriage, adoption or otherwise to any such officer, director or shareholder or any Person in which any such officer, director, shareholder or individual related thereto owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Guarantor or has any material interest in any material property used by the Guarantor, except as set forth on Exhibit E hereto.

3.13   Assumed Names.  Guarantor is not doing business under any assumed names.

3.14 FCC Licenses. All FCC licenses granted to and currently held by Guarantor are listed on Exhibit A hereto.

3.15 Taxes. Guarantor and each of its Affiliates has filed or caused to be filed all tax returns that they are required by law to have filed. All such tax returns are correct and complete in all material respects. Guarantor and each of its Affiliates have paid or caused to be paid all taxes shown on said returns, and have no material liability for any other taxes which are overdue (other than those being contested in good faith by appropriate proceedings). Neither Guarantor nor any of its Affiliates has waived any statute of limitations for the assessment or collection of any taxes. Neither Guarantor nor any of its Affiliates is aware that any governmental authority has asserted any claim for any material amount of additional taxes for which it is or could be liable. No tax liens have been filed on the assets of either the Guarantor or any of its Affiliates.

3.16 No Subsidiaries. Guarantor has no Subsidiaries other than the Subsidiaries listed on Exhibit F hereto.

4.     AFFIRMATIVE COVENANTS

       Guarantor hereby agrees that, so long as this Guaranty remains in effect or any amounts under the Promissory Note remain outstanding and unpaid, Guarantor shall do the following:

4.1    Financial Reporting

       4.1.1 As soon as available, but in any event within five (5) business days after the submission of its annual financial statements to the Securities and Exchange Commission, Guarantor shall provide Motorola with a copy of the consolidated and consolidating balance sheet of Guarantor and its Subsidiaries, as at the end of such Fiscal Year, as well as the related statements of operations and statement of cash flow for such Fiscal Year, in each case setting forth in comparative form the figures for the fiscal year most recently ended, certified without a material qualification arising out of the scope of the audit, by nationally recognized independent certified public accountants selected by Guarantor.

       4.1.2 As soon as available, but in any event within five (5) business days after the submission of its quarterly financial statements to the Securities and Exchange Commission, Guarantor shall provide Motorola with a copy of (i) the unaudited consolidated and consolidating balance sheets of Guarantor and its Subsidiaries as at the end of such fiscal





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quarter, setting forth in comparative form the consolidated figures for the fiscal year most recently ended, (ii) the unaudited consolidated and consolidating statements of operations of the Guarantor and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and (iii) statement of cash flow of the Guarantor and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year.

       4.1.3  All financial statements provided pursuant to Sections 4.1.1 and
4.1.2 shall be present fairly the financial results of operations of the Guarantor and its Subsidiaries and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, except that interim period statements will not have footnotes and shall be subject to normal year end adjustments.

4.2    Certificates; Other Information

       4.2.1  Concurrently with the delivery of any of the items referred to in
Section 4.1 above, Guarantor shall deliver to Motorola a certificate of the independent certified public accountants or of a Responsible Officer of Guarantor certifying such financial statements or other items, as the case may be, and stating that, in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

       4.2.2 (i) The Initial Business Plan. The initial Business Plan has been delivered to, and approved by, Motorola. Such Business Plan sets forth a budget for the Company prepared on a quarterly basis for the fiscal years 1996 through 2001, sets forth anticipated balance sheets and statements of income and cash flows, and establishes target figures for the following items (the "Target Figures"):

              (A) number of Paid Subscribers at the end of the applicable period;

              (B) Service Revenue received during the applicable period;

              (C) Operating Income of the Company during the applicable period;


              (D) net income of the Company during the applicable period; and

              (E) Cash Flow during the applicable period.

In addition, the initial Business Plan sets forth Target Figures as of the end of each of the fiscal quarters through 2001, including annual figures for each such fiscal year.

       (ii) Revisions to Business Plan. At any time and from time to time the Company may prepare and submit to Motorola a revised business plan (the "Proposed Revision") which sets forth the Company's budget prepared on a quarterly basis beginning with the calendar quarter immediately following the date on which the Proposed Revision is submitted and ending with the last quarter of the fiscal year ending 2001, together with detailed calculations showing the reasons for any changes from the current Business Plan and a narrative explanation of the





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
assumptions or reasons for such changes. Such Proposed Revision, if submitted, shall also set forth the Company's good faith estimates for quarterly and annual Target Figures which correspond to the budgetary periods described above. A Responsible Officer of Motorola shall notify the Company of its approval or disapproval of such Proposed Revision, and if such notice is of disapproval, an explanation of the reasons for such disapproval. Upon approval, such Proposed Revision shall become the Business Plan and shall replace all previous versions of the Business Plan and the Target Figures set forth therein shall become the Target Figures for all purposes of this Guaranty. The parties acknowledge that the Business Plan was prepared upon the assumption that the FCC would submit regulations regarding STAs (as defined in Exhibit C-2) on or prior to January 31, 1997. In the event that such regulations are not issued by such date, the parties will revise the Business Plan related to such delay, subject to Motorola's approval, such approval not to be unreasonably withheld.

       (iii) Performance Review. A Responsible Officer of the Company shall be made available to meet by telephone or in person at the Company's principal office for a conference with Motorola representatives at a mutually convenient time or times during the 15-day period following Motorola's receipt of the financial information required to be delivered by the Company pursuant to
Section 4.1.1 and 4.1.2 hereof, in order to discuss and review the Company's results shown on such financial statements.

       4.2.3 Guarantor shall further deliver promptly to Motorola such additional financial and other information (including projections) regarding Guarantor, Borrower and CCT as Motorola may reasonably request from time to time.

4.3 Discharge of Obligations. Guarantor shall pay, discharge or otherwise satisfy in the ordinary course of business (a) all Indebtedness as it shall become due, (b) all of its other obligations (as they become due) to the extent such obligations exceed, in the aggregate, $50,000, except to the extent that the amount or validity of any such Indebtedness or other obligation is currently being contested in good faith by appropriate proceedings and appropriate reserves in conformity with GAAP have been provided on the books of Guarantor.

4.4 Continuation of SMR Business. Guarantor shall continue to serve primarily as a holding company for companies in the business of acquiring and operating SMR communications systems, and shall preserve, renew and keep in full force and effect its and its Subsidiaries' corporate existence, and acquire and maintain all rights, privileges, franchises and licenses necessary for the operation and maintenance of its current businesses and cause its Subsidiaries to so acquire and maintain such rights, privileges, franchises and licenses (including, without limitation any license or authorization required by the FCC and the PUC of any state in which Guarantor operates or will operate a communications system), and shall further comply with all contractual obligations and Requirements of Law, except where the failure to so acquire, maintain and comply could not materially and adversely affect (i) the business, operations, assets (taken as a whole) or financial condition of Guarantor, or
(ii) the ability of Guarantor to perform its obligations under any of the Guarantor Agreements.

4.5 Maintenance. Guarantor shall keep all property useful and necessary to its business in good working order and condition, reasonable wear and tear excepted.

4.6 Insurance. Guarantor shall maintain insurance on all its property with financially sound and reputable insurance companies in such amounts and against such risks as are customary





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December 23, 1996
for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties (but including in any event public liability and property "all risk"). The policies shall be in writing and shall name Motorola as an additional insured or a loss payee, as appropriate. Guarantor shall furnish to Motorola, upon written request, full information as to the insurance carried.

4.7 Records; Access. Guarantor shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made to reflect truly the financial position and the results of operations of Guarantor. Guarantor shall further, upon reasonable notice, permit representatives of Motorola to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Motorola, but no more often than once a quarter if no Event of Default has occurred, and to discuss the business, operations, properties and financial and other condition of Guarantor.

4.8 Notices. Guarantor shall, within five (5) Business Days of the date of the occurrence thereof (or the date the Guarantor knows or should have known of the occurrence thereof), give notice to Motorola of the occurrence of any of the following:

       (a) any (i) material default or any material event of default under any contractual obligation of Guarantor which is material in relation to the business, operations, assets (taken in the aggregate) or financial condition of Guarantor, or (ii) any claim, litigation, investigation or proceeding which arises at any time involving Guarantor, which, if adversely determined, would have a material adverse affect on the business, operations, assets (taken in the aggregate) or financial condition of Guarantor;

       (b) any material adverse change in the business, operations, assets (taken in the aggregate) or financial condition of Guarantor;

       (c) any of the following events, as soon as possible and in any event within thirty (30) days after Guarantor knows or has reason to know thereof:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC, Guarantor or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a multiemployer plan, as defined in ERISA the reorganization or insolvency of such a Plan. In addition to such notice, Guarantor shall deliver to Motorola whichever of the following may be applicable: (a) a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (b) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

       (d) the movement of Guarantor's principal place of business to any location other than as set forth in Section 9 of this Guaranty.

       (e) Each notice pursuant to paragraphs (a) through (c) above shall be accompanied by a statement of a Responsible Officer of Guarantor setting forth details of the occurrence referred to therein and stating what action Guarantor or the Commonly Controlled Entity proposes to take with respect thereto.





Chadmoore/Parent Guaranty.004          11
December 23, 1996

4.9 Management Team. Guarantor shall engage and continue to retain a professional and experienced management staff.

4.10 Financial Covenants. Guarantor and its Subsidiaries shall comply with the following financial covenants:

       4.10.1 Guarantor and its Subsidiaries shall maintain Consolidated Tangible Net Worth ("CTNW") not less than the amounts reflected below at the end of each fiscal quarter in the applicable fiscal year:

             FISCAL YEAR                                  CTNW
                 1996                                  $30,000,000
                 1997                                  $32,000,000
                 1998                                  $32,000,000
                 1999                                  $33,000,000
                 2000                                  $39,000,000
                 2001                                  $45,000,000

       4.10.2 Guarantor and its Subsidiaries shall maintain the ratio of Debt to Consolidated Tangible Net Worth at not less than the amount reflected below at the end of each quarterly fiscal period in the applicable fiscal year:

                FISCAL YEAR                     RATIO
                   1996                         0.4:1
                   1997                        0.75:1
                   1998                           1:1
                   1999                           1:1
                   2000                           1:1
                   2001                           1:1

       4.10.3 Guarantor and its Subsidiaries shall maintain the number of accumulative radio units in service at not less than the number listed below for each quarterly fiscal period:

              Q4 1996                                      75
              Q1 1997                                   1,047
              Q2 1997                                   4,181
              Q3 1997                                  10,439
              Q4 1997                                  20,002
              Q1 1998                                  34,973
              Q2 1998                                  46,017
              Q3 1998                                  57,827
              Q4 1998                                  68,058
              Q1 1999                                  74,584
              Q2 1999                                  74,006
              Q3 1999                                  74,178
              Q4 1999                                  74,243
              Q1 2000                                  73,966
              Q2 2000                                  73,690
              Q3 2000                                  73,415
              Q4 2000                                  73,141
              Q1 2001                                  72,868
              Q2 2001                                  72,597
              Q3 2001                                  72,325
              Q4 2001                                  72,056





Chadmoore/Parent Guaranty.004          12
December 23, 1996

       4.10.4 Guarantor and its Subsidiaries will not permit its Minimum Annualized Revenue to be less than the following for each fiscal year of the
Guarantor:

              FISCAL YEAR                                   ANNUALIZED REVENUE
                 1996                                           $ 1,800,000
                 1997                                           $ 2,300,000
                 1998                                           $ 6,400,000
                 1999                                           $20,400,000
                 2000                                           $22,000,000
                 2001                                           $24,000,000

       4.10.5 Guarantor and its Subsidiaries shall maintain the ratio of Cash Flow to Debt Service at not less than the amount reflected below at the end of each quarterly fiscal period for the twelve (12) month period then ending in the applicable calendar year:

             FISCAL YEAR                               RATIO
                 1996                                   1.25
                 1997                                   1.25
                 1998                                   1.25
                 1999                                   1.25
                 2000                                   1.25
                 2001                                   1.25

5.     NEGATIVE COVENANTS

Guarantor hereby agrees that, so long as this Guaranty remains in effect or any amounts under the Promissory Note remain outstanding and unpaid, Guarantor shall comply with the following:

5.1 Liens. Guarantor shall not create, incur, assume or suffer to exist, any Lien upon any of its property, assets, income or profits, owned by Guarantor as of the Closing Date except:

       (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Guarantor in accordance with GAAP;

       (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings;





Chadmoore/Parent Guaranty.004          13
December 23, 1996

       (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

       (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

       (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Guarantor;

       (f)    Liens in favor of Motorola;

       (g) Liens resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Guarantor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or preceding for review shall have been secured;

       (h) purchase money security interests or other Liens given to the seller or supplier of goods on the goods so sold or supplied in order to secure the payment obligation relating thereto;

       (i) Liens on shares owned by Guarantor of its Subsidiaries' stock (other than CCI and CCT); and

       (j) Liens existing on the Closing Date and disclosed on Exhibit G hereto.

5.2 Change of Status. Guarantor shall not enter into any merger or consolidation or amalgamation, except for (i) mergers or consolidations with Borrower and/or CCT, and (ii) mergers in which Guarantor is the survivor and, after giving effect to such merger, Guarantor is in compliance with the financial covenants set forth in Section 4.11. Guarantor shall not liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), and shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired, except in the ordinary course of business or as set forth in a business plan of Guarantor approved by Motorola.

5.3 Loans/Investments. Guarantor shall not make any advances, loans or investments in or to any shareholder, officer, director, employee, or Affiliate of Guarantor (except Subsidiaries), or any shareholder, officer, director or employee of any such Affiliate (except Subsidiaries) or any other Person, except (i) in connection with a cashless loan for the purpose of allowing a shareholder, officer, director or employee of Guarantor to exercise stock options to purchase the capital stock of Guarantor, and (ii) any loans, advances or investments to shareholders, officers, employees or Affiliates of Guarantor in an amount not to exceed $250,000 in the aggregate at any time, including any loans, advances or investments made by Borrower or CCT.

5.4 Waivers. Guarantor shall not waive or otherwise relinquish any of its material rights or





Chadmoore/Parent Guaranty.004          14
December 23, 1996
causes of action under or arising out of any third party agreement or assign to any other Person (except for Subsidiaries) all or a substantial part of its rights or obligations thereunder, except to the extent that such waiver, relinquishment or assignment could not individually, or together with any other similar waivers, relinquishments or assignments, have a material adverse effect upon the business or assets of Guarantor.

5.5 Articles of Incorporation and By-Laws. Guarantor shall not amend, supplement, or otherwise modify or waive compliance with any of the provisions of its articles of incorporation or By-Laws if such amendment, supplement, modification or waiver would have a material adverse affect on the business, operations, assets (taken in the aggregate) or financial condition of Guarantor or would otherwise materially and adversely affect Guarantor's ability to perform its obligations under the Guarantor Agreements.

5.6 No Transfer of Licenses. Guarantor shall not transfer or attempt to transfer any of its FCC licenses now or hereafter held by Guarantor to any Person.

5.7 Transactions with Affiliates. Guarantor shall not use any of the proceeds hereunder, directly or indirectly, for the benefit of any Affiliate thereof (except CCI and CCT), including, without limitation, any of its shareholders or any relative of any of its shareholders, whether by marriage, adoption, ownership or otherwise, or enter into any other transaction or arrangement with any Affiliate thereof, except transactions with CCT and CCI and transactions involving the use of the proceeds approved vb by Motorola in writing prior to the consummation thereof.

5.8 Expenditures. Guarantor shall not make any expenditure other than for an ordinary and reasonable expense of Guarantor in connection with the operation of its businesses and in accordance with its business plans or as otherwise contemplated by this Guaranty.

5.9 Assumed Names. Guarantor shall not at any time transact or engage in business under any assumed names, except upon thirty (30) days prior written notice to Motorola.

5.10 Distributions. Guarantor shall not make any distribution of earnings or capital (including without limitation, any dividends contemplated by its articles of incorporation or By-Laws) either directly or indirectly, whether in cash or property or in obligations of Guarantor, to any of its shareholders as shareholders, and Guarantor shall not repurchase or redeem any shares of its capital stock; provided, however, that Guarantor may repurchase or redeem shares of its capital stock with Motorola's prior written consent, which consent shall not be unreasonably withheld.


6.     SECURITY

The proper, complete and punctual performance by Guarantor of the terms and conditions of this Guaranty, including its obligations hereunder, shall be secured by the following described security interest:

6.1    Equipment.    Guarantor hereby grants to Motorola a continuing first
priority security interest in and to all of Guarantor's right, title and interest in and to all of the Equipment, wherever located, together with all substitutions therefor and accessions, replacements and





Chadmoore/Parent Guaranty.004          15
December 23, 1996
renewals thereof, and in all proceeds and products thereof, including without limitation insurance proceeds (herein referred to as "Collateral").

6.2 Amounts Owed Guarantor. In addition to the previously described kinds and types of property owned by Guarantor, Guarantor grants to Motorola a continuing security interest in all amounts that may be owing at any time and from time to time by Motorola to Guarantor in any capacity.

6.3 Priority of Security Interest. The security interest granted by Guarantor to Motorola pursuant to this Guaranty shall be a first, continuing and indefeasible security interest in the Collateral.

7.     GOVERNING LAW

This Guaranty is, and shall be deemed to be, a contract entered into, under and pursuant to the substantive laws of the State of Illinois, without regard to the conflict of laws rules thereof.

8.     LEGAL EXPENSES

Guarantor agrees that if Motorola shall employ outside legal counsel in order to successfully present, enforce or defend any or all of Motorola's rights or remedies hereunder, then in any such event, Guarantor shall pay all reasonable attorneys' fees and reasonable expenses incurred by Motorola in connection therewith.


9.     NOTICES

Any notices, requests, demands or other communications required or permitted to be given to any party hereunder shall be deemed to have been sufficiently given or served for all purposes: (i) when presented personally; or (ii) upon receipt when sent by facsimile with confirmed answerback of the transmittal;
(iii) upon delivery when sent by prepaid certified mail, return receipt requested, with post office confirmation of receipt by the addressee, or (iv) upon delivery when sent by reliable overnight air courier to any party hereto at its address shown below, or at such other address of which it shall have notified in writing the party giving such notice.

       If to Guarantor:            Chadmoore Wireless Communications, Inc.
                                   4720 Polaris
                                   Las Vegas, Nevada  89103
              Attention:           Robert W. Moore, President and CEO
              Telephone No.:       (702) 891-5255
              Facsimile No.:       (702) 891-5250





Chadmoore/Parent Guaranty.004          16
December 23, 1996

       With a copy to:             The Bogatin Law Firm
                                   860 Ridge Lake Boulevard
                                   Suite 360
                                   Memphis, Tennessee  38120
              Attention:           David C. Porteous
              Telephone No.:       (901) 767-1234
              Facsimile No.:       (901) 767-4010

       If to Motorola:             Motorola Credit Corporation
                                   1301 East Algonquin Rd.
                                   Schaumburg, Illinois 60196
              Attention:           Vice President and Director of Worldwide
                                   Customer Finance, Land Mobile Products
                                   Sector
              Telephone No.        (847) 576-6625
              Telecopy No.         (847) 576-2279

       With a copy to:             Motorola, Inc.
                                   1303 E. Algonquin Rd.
                                   Schaumburg, IL 60196
              Attention:           General Counsel and Secretary


10.    AMENDMENTS

This Guaranty may not be amended or modified except by a modification in writing signed by Guarantor and Motorola.


11.    SUCCESSORS AND ASSIGNS

All of the terms, agreement and conditions of this Guaranty shall extend to and be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of Motorola and its respective successors and assigns. Guarantor acknowledges that time is of the essence.


12.    WAIVER

Guarantor waives presentment, protest, notice of protest and notice of either dishonor, default or nonperformance in connection with the Promissory Note or with respect to any other obligations thereunder or under this Guaranty to the extent it may lawfully do so, and any and all demands and other notice of every kind that may be required to be given by law.


13.    SEVERABILITY

Any determination that any provision hereof is invalid, illegal or unenforceable in any respect shall not affect the validity, legality or enforceability of such provision in any other respect and shall not affect the validity, legality or enforceability of any other provision contained herein.





Chadmoore/Parent Guaranty.004          17
December 23, 1996

14.    TERM

This Guaranty shall be effective upon the date of execution hereof and the obligations of the Guarantor shall continue until the receipt by Motorola of payment in full (principal and accrued interest) of the Promissory Note.


15.  CONFIDENTIALITY

This Guaranty and the information exchanged pursuant to the terms and provisions hereof are "Confidential Information" as such term is used in the Non-Disclosure Agreement dated October 13, 1995 (the "NDA") among Guarantor, Borrower and Motorola. Consequently, the terms of this Financing Agreement may not be disclosed to other parties for a period of three (3) years after the expiration or termination hereof, except as permitted by the NDA.





Chadmoore/Parent Guaranty.004          18
December 23, 1996

       IN WITNESS WHEREOF, the Guarantor has caused this Guaranty and Security Agreement to be duly executed and delivered by the proper and duly authorized officer as of the day and year first above written.


CHADMOORE WIRELESS GROUP, INC.

By: /s/   Robert W. Moore
    ----------------------------------------------
Printed Name: Robert W. Moore
              ------------------------------------
Title: President/CEO
       -------------------------------------------


Accepted By:

MOTOROLA, INC.

By: /s/   Gary B. Tatje
    ----------------------------------------------
Printed Name: Gary B. Tatje
              ------------------------------------
Title: VP, Director of Worldwide Customer Finance
       -------------------------------------------





Chadmoore/Parent Guaranty.004          19
December 23, 1996